UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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YUME, INC.
(Name of Registrant as Specified in Its Charter)

VIEX OPPORTUNITIES FUND, LP – SERIES ONE
VIEX OPPORTUNITIES FUND, LP – SERIES TWO
VIEX SPECIAL OPPORTUNITIES FUND II, LP
VIEX GP, LLC
VIEX SPECIAL OPPORTUNITIES GP II, LLC
VIEX CAPITAL ADVISORS, LLC
ERIC SINGER
ELIAS N. NADER

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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VIEX Opportunities Fund, LP – Series One, together with the other participants named herein (collectively, “VIEX”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of VIEX’s slate of highly qualified director nominees to the Board of Directors of YuMe, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2016 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On May 24, 2016, VIEX issued the following press release:

Egan-Jones Recommends YuMe Stockholders Vote for Both VIEX Opportunities Fund Nominees on the GOLD Proxy Card

•	Egan Jones says the VIEX nominees will work towards the protection of stockholder interests
•	ISS, Glass Lewis and Egan-Jones ALL recommend YuMe stockholders vote the GOLD proxy card

NEW YORK, May 24, 2016 /PRNewswire/ -- VIEX Opportunities Fund, LP – Series One ("VIEX"), the largest stockholder of YuMe, Inc. (YUME) ("YuMe" or the "Company"), owning approximately 15.8% of the outstanding common stock of the Company, announced today that another leading independent proxy voting advisory firm, Egan-Jones & Co. ("Egan-Jones"), has recommended that YuMe stockholders vote on the GOLD VIEX proxy card FOR the election of VIEX's highly-qualified director candidates, Elias Nader and Eric Singer, and FOR VIEX's board declassification proposal at the upcoming annual meeting of stockholders of the Company scheduled for May 27, 2016.  ISS, Glass Lewis and Egan-Jones have ALL recommended that YuMe stockholders vote the GOLD proxy card.

In recommending for both VIEX nominees, Egan-Jones considered VIEX’s criticisms of YuMe’s performance, cost structure and capital allocation, noting:

“…the Board and the management have failed to maximize shareholder value demonstrated by the Company’s poor performance (68% loss of value since its IPO), rising costs and inferior capital allocation.”

Egan-Jones was also critical of YuMe’s executive compensation practices:

“Egan-Jones believes that the Compensation Committee should he held accountable for such a poor [compensation] rating and should ensure that the Company’s compensation policies and procedures are centered on a competitive pay-for-performance culture, strongly aligned with the long-term interest of its shareholders…”

Eric Singer, founder of VIEX, responded to the Egan-Jones report, stating, "We are gratified to have now received the recommendations to vote on the GOLD proxy card from all three of the proxy advisory firms in the United States. We are confident that the solution at YuMe requires direct stockholder representation in the boardroom. Companies like YuMe underscore the importance of stockholders speaking up with a strong voice when a board demonstrates such little regard for capital allocation, cost structure, corporate governance and strategic planning.  It is shameful that the YuMe board has authorized the imprudent expenditure of substantial stockholder resources to muffle the voices of stockholders.  We welcome the Egan-Jones endorsement and urge our fellow YuMe stockholders to vote their GOLD proxy today to elect both of our nominees."

EGAN-JONES HAS ENDORSED BOTH OF OUR HIGHLY-QUALIFIED NOMINEES AND OUR PROPOSAL TO DECLASSIFY THE YUME BOARD – VOTE THE GOLD PROXY CARD TODAY.

If you have already voted YuMe's white proxy card, a later dated GOLD proxy card will revoke your previously cast vote.

If you have any questions, or require assistance with your vote, please contact Morrow & Co., LLC, toll- free at (800) 662-5200, call direct at (203) 658-9400 or email: viex@morrowco.com

Contacts

Investors:
Morrow & Co., LLC
Tom Ball, 203-658-9400
tomball@morrowco.com

or

John Ferguson, 203-658-9400
jferguson@morrowco.com